As filed with the Securities and Exchange Commission on December 10, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kite Pharma, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	2836	27-1524986
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2225 Colorado Avenue

Santa Monica, California 90404

(310) 824-9999

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Arie S. Belldegrun, M.D.

President, Chief Executive Officer, Chairman, Founder

Kite Pharma, Inc.

2225 Colorado Avenue

Santa Monica, California 90404

(310) 824-9999

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Charles S. Kim, Esq. Charles J. Bair, Esq. Cooley LLP 1333 2nd Street, Suite 400 Santa Monica, California 90401 (310) 883-6433	Donald J. Murray, Esq. Covington & Burling LLP The New York Times Building 620 Eighth Avenue New York, New York 10018 (212) 841-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-200615)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	557,750 shares	$54	$30,118,500	$3,499.77

(1)	Includes offering of additional shares that the underwriters have the option to purchase.
(2)	The shares being registered pursuant to this Registration Statement are in addition to the 3,450,000 shares that were registered pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-200615), which include 450,000 shares that the underwriters have the option to purchase.
(3)	Based on the public offering price.

This registration statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement (the “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration of additional shares of common stock, $0.001 par value per share, of Kite Pharma, Inc. (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto, the Registration Statement on Form S-1, as amended (File No. 333-200615) (the “Prior Registration Statement”), which the Commission declared effective on December 10, 2014, and is being filed solely for the purpose of increasing the number of shares to be offered in the public offering by 557,750, including 72,750 shares that may be sold pursuant to the underwriters’ option to purchase additional shares. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 10th day of December, 2014.

KITE PHARMA, INC.

By:	/s/ Arie Belldegrun
Arie Belldegrun, M.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Arie Belldegrun	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	December 10, 2014
Arie Belldegrun, M.D.

/s/ Cynthia M. Butitta	Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	December 10, 2014
Cynthia M. Butitta

/s/ David Bonderman*	Member of the Board of Directors	December 10, 2014
David Bonderman

/s/ Farah Champsi*	Member of the Board of Directors	December 10, 2014
Farah Champsi

/s/ Roy Doumani*	Member of the Board of Directors	December 10, 2014
Roy Doumani

/s/ Joshua A. Kazam*	Member of the Board of Directors	December 10, 2014
Joshua A. Kazam

/s/ Ran Nussbaum*	Member of the Board of Directors	December 10, 2014
Ran Nussbaum

/s/ Steven B. Ruchefsky*	Member of the Board of Directors	December 10, 2014
Steven B. Ruchefsky

/s/ Jonathan M. Peacock*	Member of the Board of Directors	December 10, 2014
Jonathan M. Peacock

*	Pursuant to Power of Attorney

By:	/s/ Arie Belldegrun
Arie Belldegrun, M.D.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Cooley LLP.

23.1	Consent of Crowe Horwath LLP, an Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney (included on the signature page of the Registration Statement on Form S-1 (File No. 333-200615), filed with the Commission on November 26, 2014 and incorporated herein by reference).